Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Community Bancshares, Inc.

Blountsville, Alabama

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Community Bancshares, Inc. 2005 Incentive Plan of our report dated March 29, 2005 relating to the consolidated financial statements of Community Bancshares, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Carr, Riggs & Ingram LLC

Montgomery, Alabama

November 1, 2005